UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.    )

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☑	Definitive Information Statement
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☐	Soliciting Material Under §240.14(a)(12)

First Quantum Ventures, Inc.
(Name of Registrant as Specified in Its Charter)

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FIRST QUANTUM VENTURES, INC.

290 Lenox Avenue

New York, New York 10027

Telephone: (855) 633-3738

Dear Stockholders:

We are writing to advise you that First Quantum Ventures, Inc. intends to amend its Articles of Incorporation (the “Certificate of Amendment”) to change our corporate name to DiMi Telematics International, Inc.

These actions were approved on November 29, 2011 by our Board of Directors, as well as by our executive officers and directors and a principal stockholder of our company, who collectively hold approximately 82% of our outstanding voting securities, by joint written consent in lieu of a special meeting of our Board of Directors and stockholders in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The Certificate of Amendment will not become effective less than 20 days prior to the date that this Information Statement is first mailed to our stockholders. This Information Statement is first mailed to stockholders on or about January 18, 2012.

Please feel free to call us at (855) 633-3738 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in our company.

For the Board of Directors of
FIRST QUANTUM VENTURES, INC.

	By:	/s/ Barry Tenzer
January 13, 2012		Barry Tenzer, President

FIRST QUANTUM VENTURES, INC.

290 Lenox Avenue

New York, New York 10027

Telephone: (855) 633-3738

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of First Quantum Ventures, Inc. in connection with the adoption of the Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) by written consents of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On November 29, 2011 our Board of Directors, as well as our executive officers and directors and a principal stockholder of our company, who collectively own approximately 82% of our outstanding voting stock, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of this action, executed a written consent approving the Certificate of Amendment. A copy of the form of Certificate of Amendment is attached as Appendix A to this Information Statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, we authorized the Certificate of Amendment by obtaining the written consent of the holders of a majority in interest of our voting securities.

The Certificate of Amendment will not become effective less than 20 days prior to the date that this Information Statement is first mailed to our stockholders of record on January 13, 2012 (the “Record Date”). This Information Statement is first being mailed on or about January 18, 2012, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Nevada law as a result of the adoption of the Certificate of Amendment.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL STOCKHOLDERS

Our voting securities are comprised of our common stock. As of the Record Date, we had 101,879,232 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by:

•

each person known by us to be the beneficial owner of more than 5% of our common stock;

•

each of our directors;

•

each of our named executive officers; and

•

our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 290 Lenox Avenue, New York, New York 10027. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Roberto Fata [1]	24,000,000	21.07%
Barry Tenzer	10,800,000	10.60%
All officers and directors as a group (two persons)[1]	34,800,000	34.56%
Lyle Hauser [2]	60,960,000	59.84%

———————

1

Includes 12,000,000 shares of our common stock which are presently outstanding and 12,000,000 shares of our common stock underlying common stock purchase warrants exercisable until August 31, 2015 at an exercise price of $0.167 per share.

2

Mr. Hauser’s address is 1000 Quayside Terrace, Miami, Florida 33138.

CERTIFICATE OF AMENDMENT

When effective, the Certificate of Amendment will amend our Articles of Incorporation to change our corporate name to DiMi Telematics International, Inc.

Name change

In November 2011 we completed our acquisition of DiMi Telematics, Inc., a Nevada corporation, which is now our wholly-owned subsidiary.  The Certificate of Amendment will change the name of our company from First Quantum Ventures, Inc. to DiMi Telematics International, Inc. Our Board of Directors believes it is important to change our corporate name to reflect our current business, operations and brand.

No dissenter’s rights

Under Nevada law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Certificate of Amendment.

How the Certificate of Amendment will be enacted

We will file the Certificate of Amendment with the Secretary of State of the State of Nevada and it will specify a future effective date. We anticipate that the effective date of the name change in Nevada will be during February 2012, but not less than 20 days after this Information Statement was first mailed to our stockholders.

Because our common stock is currently quoted on the OTC Markets, the name change will require processing with and approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for these actions to be recognized in the market for trading purposes. While we expect that FINRA will have completed its regulatory review prior to the effective date of the Certificate of Amendment in Nevada, it is possible

2

that the regulatory review will not be completed prior to the effective date of the Certificate of Amendment. We will provide public notice of the market effectiveness of the name change when that date is determinate following the completion of FINRA’s regulatory review.

The name change will result in a change in our CUSIP number, and we intend to seek a voluntary change in our trading symbol on the OTC Markets. We will provide public notice of our new CUSIP number and trading symbol in due course.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

FIRST QUANTUM VENTURES, INC.

By:	/s/ Barry Tenzer
Barry Tenzer, President

3

APPENDIX A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

First Quantum Ventures, Inc.

2. These articles have been amended as follows: (provide article numbers, if available)

Article 1. of the Articles of Incorporation hereby deleted in its entirety and replaced with the following:

1.  Name of Corporation.

The name of the corporation is DiMi Telematics International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority

4. Effective date and time of filing: (optional)

Date ____________           Time ____________

   (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 8-31-11